                                                                    EXHIBIT 10.4


                           RESTATED SECURITY AGREEMENT

         RESTATED SECURITY AGREEMENT, dated as of September 24, 2002, made by and among U.S. Plastic Lumber Corp., a Nevada corporation with principal offices at 2300 Glades Road, Suite 440 West, Boca Raton, Florida 33431 (the "COMPANY"), each of the undersigned wholly-owned subsidiaries ("SUBSIDIARIES") of the Company with principal offices at the addresses specified by their respective signatures and Halifax Fund, L.P., a limited partnership with offices at 195 Maplewood Avenue, Maplewood, New Jersey 07040 ("SECURED PARTY"). The Company and the Subsidiaries are sometimes hereinafter referred to as the "GRANTORS". Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Exchange Agreement (as defined below).

         WHEREAS, the parties hereto entered into a Security Agreement, dated as of June 15, 2001 (the "ORIGINAL SECURITY AGREEMENT"), pursuant to which the Grantors granted to the Secured Party a subordinate lien on all assets of the Grantors for the purpose of securing the Company's obligations under the Company's (i) 18% Debenture due July 1, 2002 (the "2001 DEBENTURE"), (ii) 5% Convertible Debenture due February 2, 2005 (the "2000 DEBENTURE") and (iii) 15% Series D Preferred Stock, (the "SERIES D PREFERRED STOCK");

         WHEREAS, pursuant to an Exchange and Repurchase Agreement of even date herewith (the "EXCHANGE AGREEMENT"), the Company and the Secured Party have agreed to enter into an exchange and repurchase transaction whereby (i) the 2000 Debenture will be exchanged for (x) a 10% Convertible Subordinated Debenture (the "SUBORDINATED DEBENTURE") and (y) a 10% Subordinated Note (the "SUBORDINATED NOTE") and (ii) the Company will repurchase the 2001 Debenture and Series D Preferred Stock for the consideration set forth in the Exchange Agreement;

         WHEREAS, pursuant to the Clean Earth Purchase Agreement, the Company has sold all of the outstanding shares of common stock of Clean Earth, together with the Clean Earth Intellectual Property, to the Clean Earth Purchaser;

         WHEREAS, pursuant to a letter dated September 6, 2002, issued by the Secured Party in favor of the Company and the Clean Earth Purchaser, the Secured Party (a) consented to the Clean Earth Sale, (b) released its Liens on the capital stock of Clean Earth, Inc., the Property of the Clean Earth Entities and the Clean Earth Intellectual Property, (c) authorized the Grantors and the Clean Earth Entities to file UCC termination statements (and any necessary "in lieu" filings) to the UCC financing statements filed by the Secured Party against the Grantors and the Clean Earth Entities, as applicable, in order to further evidence such release and (d) agreed to cooperate with the Company and the Clean Earth Purchaser to file and sign any other documents necessary to terminate Secured Party's Liens of record in order to effectuate such release; and

         WHEREAS, the Grantors and the Secured Party wish to amend and restate the Original Security Agreement so that, effective as of the Closing Date, the security interest granted thereby will no longer secure the obligations of the Company under the 2000 Debenture, the 2001 Debenture and the Preferred Stock, but will instead secure the Company's obligations under, among other things, the Subordinated Debenture and Subordinated Note and the Subsidiaries obligations under the Subsidiary Guarantee;

         NOW THEREFORE, in consideration of the foregoing, each of the Grantors hereby agrees with the Secured Party as follows:

                  SECTION 1. GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 2 hereof), each of the Grantors hereby pledges and collaterally assigns to the Secured Party, and grants to the Secured Party a continuing security interest (the "SECURITY INTEREST") in its interests in the following (the "COLLATERAL"):

                  All assets of the Grantors, including without limitation all presently existing and hereafter arising (i) accounts, contract rights, and all other forms of obligations owing to the Grantors from any source ("ACCOUNTS"); (ii) all of the books and records of the Grantors, including ledgers, records indicating, summarizing, or evidencing the assets or liabilities of the Grantors, or the Collateral, all information relating to the Grantor's business operations or financial condition, all computer programs, disc or tape files, printouts, runs or other computer prepared information, and any equipment containing such information (the Grantors' "BOOKS"); (iii) all of the Grantors' present and hereafter acquired equipment, wherever located, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located ("EQUIPMENT"); (iv) all of Grantors' present and hereafter acquired general intangibles and other personal property (including, but not limited to, contract rights, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due under any royalty or licensing agreements, infringements, claims, computer programs, discs or tapes, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, as well as all cash collateral that is hypothecated to secure letters of credit or bonding obligations) ("GENERAL INTANGIBLES"); (v) all present and future inventory in which any Grantor has any interest, and all of the present and future raw materials of the Grantors, work in process, finished goods, and packing and shipping material, wherever located, any documents of title representing any of the above ("INVENTORY"); (vi) all fixtures of the Grantors; (vii) all of the following collateral of the Grantors (whether or not negotiable): all of the Grantors' present and future letter of credit rights, notes, drafts, instruments, certificated securities, documents, personal property leases (where any Grantor is the lessor), chattel paper and the books and records of the Grantors relating to any of the foregoing ("NEGOTIABLE COLLATERAL"); (viii) any money or other assets of any Grantor which hereafter come into the possession, custody or control of any Grantor; (ix) all investment property of the Grantors, including, without limitation, the stock of each of the Company's Subsidiaries that is owned, directly or indirectly, by the Company or any Grantor; and (x) the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts or other tangible or intangible, real or personal, property resulting from the sale, exchange, collection or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof;

                  in each case howsoever the interest of any Grantor therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding the foregoing, the Collateral shall not include, while any holder of Senior Debt has any continuing security interest therein, any rights of any Grantor in or to the Quakertown Claim. For purposes hereof, "QUAKERTOWN CLAIM" means the claim by the Company (as successor to Integrated Technical Services) for payment pursuant to the Quakertown Foundry Site Agreement dated April 16, 1998 between Integrated Technical Services and the Pennsylvania Department of Environmental Protection.

         SECTION 2. SECURITY FOR OBLIGATIONS. The Security Interest constitutes continuing collateral security for the prompt payment by the Company or any of its Subsidiaries, as and when due and payable, of all amounts from time to time owing by it to the Secured Party under the Exchange Agreement, the 2002 Registration Rights Agreement, the Subsidiary Guarantee, the Subordinated Debenture, the Subordinated Note or any other Transaction Document (collectively, the "OBLIGATIONS").

         SECTION 3. REPRESENTATION AND WARRANTIES. Each of the Grantors represents and warrants to, and agrees with, the Secured Party as follows:

                  (a) The Grantors are and will be at all times the owners of the Collateral free and clear of any other lien, security interest or other charge or encumbrance except for the lien in favor of the Senior Lenders and except for Permitted Liens (as defined in the Exchange Agreement).

                  (b) The location of each Grantor's principal place of business and the premises on which all of such Grantor's Equipment and Inventory (other than Inventory in transit) are stored or maintained are set forth on Schedule I hereto.

                  (c) The state of incorporation of each Grantor is set forth on
Schedule II hereto.

                  (d) No Person other than the Company or its Subsidiaries that are a party to this Agreement (and other than any Person that leases or licenses equipment or Property, including Intellectual Property, to the Company or any such Subsidiary) owns or possesses any Property that is used by the Company or any of its Subsidiaries in the conduct of their respective businesses or operations (other than the Property of the Clean Earth Entities and the Clean Earth Intellectual Property that is used exclusively by the Clean Earth Entities in the conduct of their respective businesses or operations).

         SECTION 4. COVENANTS AS TO THE COLLATERAL. So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing,

                  (a) FURTHER ASSURANCES. Promptly after request by the Secured Party, each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable (i) to perfect and protect the Security Interest in all jurisdictions containing Collateral; (ii) to enable Secured Party to exercise and enforce their rights and remedies hereunder in respect of the Collateral (subject to the terms of the Restated Intercreditor Agreement); or (iii) to otherwise effect the purposes of this Agreement. Without limiting the generality of the foregoing, the Grantors agree, promptly after request by the Secured Party, to take such further actions as may be necessary to cause the Security Interest to remain valid and perfected after any amendment to Article 9 of the Uniform Commercial Code.

                  (b) PROVISIONS CONCERNING THE COLLATERAL. Each Grantor will
(A) give the Secured Party prompt notice of any change in the Grantor's name, identity or corporate structure, or the location of such Grantor's principal place of business, state of incorporation, or premises where any Equipment (other than Equipment located on the premises of repairmen performing ordinary course maintenance or repairs) or Inventory (other than Inventory in transit) is stored or maintained, (B) keep all originals of all documents relating to the Collateral at such Grantor's principal place of business, and (C) keep adequate records concerning the Collateral and permit representatives of Secured Party at any time during normal business hours on reasonable notice to inspect such records (provided the Secured Party agrees to keep all information that is designated as non-public information strictly confidential, and provided further that the Secured Party shall be entitled to perform such an inspection no more frequently than on a monthly basis so long as no Default is outstanding).

                  (c) TRANSFER. The Grantors will not sell, assign, exchange or otherwise dispose of any of the Collateral except (a) in the ordinary course of business, (b) dispositions of worn or obsolete Equipment, provided the proceeds thereof are being used to pay Obligations or indebtedness owed to the Senior Lenders, (c) encumbrances in the form of Permitted Liens, (d) encumbrances in favor of the other parties which are subordinate to the Secured Party's liens, subject to the terms of a written subordination agreement reasonably satisfactory to the Secured Party, (e) where the Senior Lenders and the Secured Party have consented to such disposition and (f) dispositions expressly permitted by the term of the Exchange Agreement.

                  (d) RELEASE OF LIEN. The Secured Party hereby consents to release its lien on Collateral as to which (i) a sale or disposition (but not encumbrance) has been approved by the Senior Lenders and (ii) the liens of the Senior Lenders on such Collateral have been released; PROVIDED, HOWEVER, that the Secured Party's lien on the proceeds thereof shall remain, consistent with the terms of this Agreement and the Restated Intercreditor Agreement; further provided that the Grantors may use and apply such proceeds in a manner permitted by the Senior Lenders.

                  (e) PERFORMANCE. If a Grantor fails to perform any agreement contained herein, the Secured Party may itself perform or cause performance of such agreement or obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by the Company pursuant to
Section 5(d) hereof.

         SECTION 5. REMEDIES UPON DEFAULT. If the Company or any Grantor (a) fails to perform its obligations under this Agreement in any material respect, or (b) an Event of Default occurs under the Subordinated Debenture or the Subordinated Note (each, a "DEFAULT"), and subject to any rights of the Senior
Lenders:

                  (a) The Secured Party may exercise in respect of the Collateral, and in addition to other rights and remedies it may otherwise have, the rights and remedies of a secured party under the Uniform Commercial Code in effect in the states of Florida, Nevada or any other jurisdiction where Collateral is located (the "CODE") and also may (i) require the Grantors to, and the Grantors hereby agree that they will at their own expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to Secured Party at a place that is reasonably convenient to both parties to be designated by Secured Party and (ii) upon ten (10) days' (or such longer period as shall be required by law) prior written notice, sell the Collateral or any part thereof, in one or more parcels at public or private sale, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may determine (provided that all aspects of any such sale are commercially reasonable). The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and placed fixed therefor, and such sale may, without further notices, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied in whole or in part by Secured Party against, all or any part of the Obligations in the following order: (i) reasonable costs and expenses incurred by the Secured Party in connection with collection of the Obligations and enforcement of this Agreement, (ii) unpaid interest due and owing by the Company, (iii) unpaid principal due and owing by the Company as of such date and
(iv) any other outstanding Obligations. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the payment in full of all of the Obligations shall be paid over to the Company or to such person as may be lawfully entitled to receive such surplus.

                  (c) In the event that the proceeds of any such collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at Default Interest Rate (as defined in the Subordinated Debenture), together with the reasonable costs of collection.

                  (d) The Company will upon demand pay to the Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Secured Party's counsel, which the Secured Party may incur in connection with (i) the sale of, collection from, or other realization upon, any Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

         SECTION 5A. POWER OF ATTORNEY. Each Grantor hereby irrevocably makes, constitutes, and appoints the Secured Party (and all of the Secured Party's general partners, officers, employees, or agents designated by the Secured Party) as its true and lawful attorney, with power to: (i) sign the Grantor's name on any of the documents described hereunder or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfection of the Secured Party's security interest in the Collateral if such Grantor has not complied with its obligations under Section 4(a) herein; (ii) at any time that a Default has occurred and is continuing, execute, sign and endorse the Grantor's name on any invoice or bill of lading relating to any Account, drafts against Account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account debtors; (iii) send requests for verification of Accounts; (iv) at any time that any Default has occurred and is continuing, execute, sign and endorse the Grantor's name on any checks, notices, instruments, acceptances, money orders, drafts, warrants or other item of payment or security that may come into the Secured Party's possession; (v) at any time that a Default has occurred and is continuing, demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (vi) at any time that any Default has occurred and is continuing, file any claim or claims or, following a Default, take any action or institute or take part in any proceedings, either in its own name or in the name of the Grantor, or otherwise, which in the discretion of the Secured Party may seem to be necessary or advisable; (vii) at any time that a Default has occurred and following acceleration of the Obligations, direct the Account debtors and other persons sending mail to the Grantor to send all mail relating to the Collateral to the Secured Party; (viii) at any time that a Default has occurred and is continuing, make, settle, and adjust all claims under the Grantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance ; and (ix) at any time that a Default has occurred and following acceleration of the Obligations, settle and adjust disputes and claims respecting the Accounts directly with Account debtors, for reasonable amounts and upon reasonable terms, and the Secured Party may cause to be executed and delivered any documents and releases which Secured Party reasonably determines to be necessary. The appointment of the Secured Party as the Grantor's attorney, and each and every one of the Secured Party's rights and powers, is coupled with an interest, is irrevocable and shall remain in full force and effect until all of the Obligations have been fully repaid and performed and the Secured Party renounces such appointment.

         SECTION 6. NOTICES. Any notice, demand or request required or permitted to be given by the Company or the Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day



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

after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                           to the Company and Subsidiaries:

                                    U.S. Plastic Lumber Corp.
                                    2300 W. Glades Road
                                    Suite 440 West
                                    Boca Raton, Florida 33431
                                    Facsimile: (561) 394-5335
                                    Attention: Bruce Rosetto

                           with a copy to:

                                    Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, Pennsylvania 19103
                                    Facsimile: (215) 569-5628
                                    Attention: Alan L. Zeiger, Esq.

                           to the Secured Party:

                                    Halifax Fund, L.P.
                                    c/o The Palladin Group, L.P.
                                    Investment Manager
                                    195 Maplewood Avenue
                                    Maplewood, New Jersey 07040
                                    Facsimile: (973) 313-6491
                                    Attention: Robert Chender/Maurice Hryshko

                           with a copy to:

                                    Duval & Stachenfeld
                                    300 East 42nd Street
                                    New York, NY 10017
                                    Fax: 212-883-8883
                                    Attn: Robert L. Mazzeo, Esq.


         Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         SECTION 7. MISCELLANEOUS.

                  (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantors and the Secured Party, and no waiver of any provision of this Agreement shall be effective unless it is in writing and signed by Secured Party, and then such waiver or



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

consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under any other document relating hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Party provided herein and in the Exchange Agreement, the Subordinated Debenture, and the Subordinated Note are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

                  (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) subject to the terms of Section 8 below, remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on the Grantors and their respective successors and assigns and shall inure, together with all rights and remedies hereunder, to the benefit of the Secured Party and their successors, transferee and assigns.

                  (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York. The parties hereby consent to the non-exclusive jurisdiction of any New York State or Federal court in New York City in any action or proceeding arising hereunder.

                  (f) The actions of the holders of a majority-in-interest of the Obligations shall be deemed the actions of the Secured Party for purposes of giving any notice or enforcing any rights or remedies.

                  (g) This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         SECTION 8. TERMINATION. This Agreement and the security interest granted hereunder shall terminate and be deemed released upon payment in full of all unpaid principal of, and all unpaid accrued interest and other amounts, if any, on the Subordinated Debenture and Subordinated Note, respectively, together with all amounts, if any, due and owing under the other Transaction Documents at the time of such payment. Upon receipt of such payment, the Secured Party shall
(a) be deemed to have authorized the Grantors to file UCC termination and partial release amendments, as appropriate, to the UCC financing statements filed by the Secured Party against the Grantors, and (b) execute and deliver such other collateral release documentation reasonably requested by Grantors in order to further evidence the termination and release effectuated under this
Section 8. Notwithstanding the foregoing, the Obligations (including without limitation all unpaid principal of, and all unpaid accrued interest and other amounts, if any, on the Subordinated Debenture and Subordinated Note, respectively), together with this Agreement and the security interest granted hereby, shall be deemed to continue if the Company enters into any bankruptcy or similar proceeding at a time when any amount paid to Secured Party could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

         SECTION 9. INTERCREDITOR AGREEMENT. The parties hereto acknowledge that the Security Interest is subject to the terms of the Restated Intercreditor Agreement.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.


                                 COMPANY:

                                 U.S. PLASTIC LUMBER CORP.


                                 By: /s/ Bruce Rosetto
                                    --------------------------------------------
                                 Name: Bruce Rosetto
                                 Title: Secretary

                                 SUBSIDIARIES:

                                 U.S. PLASTIC LUMBER LTD.
                                 2300 W. Glades Road, Suite 44020
                                 Boca Raton, Florida 33431


                                 By: /s/ Bruce Rosetto
                                    --------------------------------------------
                                 Name: Bruce Rosetto
                                 Title: Secretary


                                 THE EAGLEBROOK GROUP, INC.
                                 2600 West Roosevelt Road
                                 Chicago, IL  60608


                                 By: /s/ Bruce Rosetto
                                    --------------------------------------------
                                 Name: Bruce Rosetto
                                 Title: Secretary

                                 U.S. PLASTIC LUMBER FINANCE CORPORATION
                                 2300 W. Glades Road, Suite 440W
                                 Boca Raton, FL  33431


                                 By: /s/ Bruce Rosetto
                                    --------------------------------------------
                                 Name: Bruce Rosetto
                                 Title: Secretary

                                 U.S. PLASTIC LUMBER IP CORPORATION
                                 2300 W. Glades Road, Suite 440W
                                 Boca Raton, FL  33431


                                 By: /s/ Bruce Rosetto
                                    --------------------------------------------
                                 Name: Bruce Rosetto
                                 Title: Secretary

                                 HOLDER:

                                 HALIFAX FUND, L.P.

                                 By:      THE PALLADIN GROUP, L.P.
                                          Attorney-in-Fact


                                 By: /s/ Maurice Hryshko
                                    --------------------------------------------
                                 Name: Maurice Hryshko
                                 Title: Counsel